UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 3, 2006
OPEN SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-02333-56 (Commission File Number)	22-3173050 (IRS Employer Identification No.)

455 Winding Brook Drive, Glastonbury, CT (Address of principal executive offices)	06033 (Zip Code)
Registrant’s telephone number, including area code: (860) 652-3155

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Ex-2.4 Waiver and Third Amendment to Stock Purchase Agreement
Ex-10.1 First Lien Senior Secured Credit Agreement
Ex-10.2 Second Lien Senior Secured Term Loan Agreement
Ex-10.3 Intercreditor Agreement
Ex-99.1 Press Release dated March 3, 2006

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to Stock Purchase Agreement
     As previously reported, on September 15, 2005, Open Solutions Inc. (the “Company”) entered into a Stock Purchase Agreement, dated as of September 15, 2005 (the “Purchase Agreement”), by and among the Company, Husky Acquisition Corporation, a wholly owned subsidiary of the Company (“Purchaser”), The BISYS Group, Inc. (“BISYS”) and BISYS Inc. (“Seller”) to purchase all of the outstanding shares of common stock, no par value per share, of BIS LP Inc., a wholly owned subsidiary of Seller (“BIS”). On December 15, 2005, the Company entered into an Amendment to Stock Purchase Agreement, dated as of December 15, 2005, by and among the Company, Purchaser, BISYS and Seller, pursuant to which the parties thereto amended the Purchase Agreement to, among other things, extend the Drop Dead Date (as defined in the Purchase Agreement) from December 31, 2005 to February 28, 2006. In addition, on February 27, 2006, the Company entered into a Second Amendment to Stock Purchase Agreement, dated as of February 27, 2006, by and among the Company, Purchaser, BISYS and Seller, pursuant to which the parties thereto further amended the Purchase Agreement to, among other things, extend the Drop Dead Date from February 28, 2006 to March 8, 2006.
     On March 3, 2006, the Company entered into a Waiver and Third Amendment to Stock Purchase Agreement (the “Waiver and Amendment”), dated as of March 3, 2006, by and among the Company, Purchaser, BISYS and Seller, pursuant to which the parties thereto further amended the Purchase Agreement to, among other things, waive the requirements set forth in the Purchase Agreement that BISYS and Seller deliver the Restatement Adjustment Certificate (as defined in the Purchase Agreement) and certain of the Interim Financial Statements (as defined in the Waiver and Amendment) within the time periods specified in the Purchase Agreement and to increase (subject to certain limitations) or decrease the purchase price for the outstanding shares of common stock of BIS based upon BISYS’s restatement of certain of its consolidated financial statements.
     The foregoing description of the Waiver and Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver and Amendment, which is filed as Exhibit 2.4 hereto, and is incorporated herein by reference.
Credit Facility
     On March 3, 2006, the Company entered into (i) a senior secured first lien credit agreement which provides for a five and a half year term loan facility in an aggregate principal amount of $290,000,000 and a four year revolving credit facility in an aggregate principal amount of up to $30,000,000 (the “First Lien Credit Agreement”) and (ii) a senior secured second lien term loan agreement which provides for a six year term loan facility in an aggregate principal amount of $60,000,000 (the “Second Lien Term Loan Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”), each with Wachovia Bank, National Association (“Wachovia”) as administrative agent and collateral agent. The Credit Agreements were entered into (i) to finance a portion of the acquisition (the “Acquisition”) by Purchaser of all of the outstanding common stock of BIS from the Seller, (ii) to pay related fees and expenses and (iii) to finance the ongoing working capital and other general corporate purposes of the Company after the consummation of the Acquisition.
     The obligations under the Credit Agreements are secured by substantially all the assets of the Company and its domestic subsidiaries, as described in the related first lien security agreement and second lien security agreement, each dated as of March 3, 2006.

     The Credit Agreements contain customary events of default and covenants, including, among other things, covenants that restrict the ability of the Company and certain of its subsidiaries to incur certain additional indebtedness, create or permit liens on assets and engage in mergers or consolidations, and certain restrictive financial covenants.
     If an event of default under the First Lien Credit Agreement occurs and continues, the revolving credit commitments thereunder may be terminated and the principal amount of all loans outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.
     If an event of default under the Second Lien Term Loan Agreement occurs and continues, subject to the terms of the Intercreditor Agreement (the “Intercreditor Agreement”), dated as of March 3, 2006, entered into in connection with the Credit Agreements, the principal amount of all loans outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.
     The foregoing descriptions of the Credit Agreements and the Intercreditor Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreements and the Intercreditor Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, and are incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     The information contained below in Item 2.01 regarding the termination of the software license agreement between the Company and Seller in connection with the Acquisition is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On March 3, 2006, the Company completed the Acquisition through the purchase by Purchaser of all of the outstanding shares of common stock of BIS from Seller for an aggregate purchase price of $470 million. The purchase price is subject to a post-closing adjustment based on the difference between targeted working capital and the working capital of BIS and its subsidiaries on March 3, 2006. In addition, the purchase price will be reduced based upon the average actual and projected change in earnings before interest, taxes, depreciation and amortization of BIS and its subsidiaries for the twelve-month periods ended June 30, 2003, June 30, 2004, June 30, 2005, June 30, 2006 and June 30, 2007 (the “Average Change in EBITDA”) that is a result of BISYS’s restatement of its historical financial statements. If the Average Change in EBITDA is a negative number greater than ($500,000), then the purchase price will be reduced by the amount of the Average Change in EBITDA, expressed as a positive number, multiplied by a factor of 8, with a maximum adjustment of $15 million.
     BIS provides industry-leading information processing, imaging and back-office services to banks, insurance companies and corporate clients.
     The purchase price was paid using $120 million of available cash and $350 million from the proceeds of the Company’s financing pursuant to the Credit Agreements.
     The terms of the Purchase Agreement, including the purchase price, were determined on the basis of arms-length negotiations. Prior to the closing of the Acquisition, the Company was a party to a software license agreement with Seller, pursuant to which the Seller had the right to provide outsourcing services using the Company’s The Complete Banking Solution software to banks in the United States.

Under this agreement, Seller had to pay the Company minimum license fees and achieve minimum sales requirements, as well as pay the Company annual maintenance fees for each of its clients that used one or more of the Company’s products or services. In exchange, the Company had agreed not to compete with the Seller for the provision of outsourcing services using the Company’s The Complete Banking Solution software to banks in the United States. This agreement was terminated on March 3, 2006 in connection with the closing of the Acquisition. During the fiscal years ended December 31, 2005, 2004 and 2003, the Seller represented approximately $18.0 million, or 9.3%, of the Company’s total revenues, $12.5 million, or 11.7%, of the Company’s total revenues, and $5.8 million, or 9.1%, of the Company’s total revenues, respectively.
     The information contained above in Item 1.01 is incorporated herein by reference. A copy of the Company’s press release announcing the completion of the Acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information contained above in Item 1.01 under the heading “Credit Facility” is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Not filed herewith. Pursuant to Item 9.01(a)(4) of Form 8-K, the Company hereby undertakes to file such information as an amendment to this report within 71 days of the date on which this report is required to be filed.
(b) Pro Forma Financial Information.
Not filed herewith. Pursuant to Item 9.01(b)(2) of Form 8-K, the Company hereby undertakes to file such information as an amendment to this report within 71 days of the date on which this report is required to be filed.
(d) Exhibits.
The Exhibits to this report are listed in the Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OPEN SOLUTIONS INC.
Dated: March 9, 2006	By:	/s/ Kenneth J. Saunders
Kenneth J. Saunders
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of September 15, 2005, by and among Open Solutions Inc., Husky Acquisition Corporation, The BISYS Group, Inc. and BISYS Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K dated September 15, 2005)

2.2	Amendment to Stock Purchase Agreement, dated as of December 15, 2005, by and among Open Solutions Inc., Husky Acquisition Corporation, The BISYS Group, Inc. and BISYS Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K dated December 15, 2005).

2.3	Second Amendment to Stock Purchase Agreement, dated as of February 27, 2006, by and among Open Solutions Inc., Husky Acquisition Corporation, The BISYS Group, Inc. and BISYS Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K dated February 27, 2006).

2.4	Waiver and Third Amendment to Stock Purchase Agreement, dated as of March 3, 2006, by and among Open Solutions Inc., Husky Acquisition Corporation, The BISYS Group, Inc. and BISYS Inc.

10.1	First Lien Senior Secured Credit Agreement, dated as of March 3, 2006, among Open Solutions Inc., the Guarantors named therein, the Swing Line Bank and Issuing Bank, each named therein, the lending institutions names therein, the Administrative Agent and the other parties thereto.

10.2	Second Lien Senior Secured Term Loan Agreement, dated as of March 3, 2006, among Open Solutions Inc., the Guarantors named therein, the lending institutions names therein, the Administrative Agent and the other parties thereto.

10.3	Intercreditor Agreement, dated as of March 3, 2006, among Wachovia Bank, National Association, Open Solutions Inc., the loan parties listed therein and such other parties as shall from time to time become party thereto.

99.1	Press Release issued by the Company on March 3, 2006.